                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of
InkSure Technologies Inc. on Form S-8 of our report dated March 27, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in the Annual Report on Form
10-K of InkSure Technologies Inc. for the year ended December 31, 2007.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants,
A member firm of  Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 9, 2008